EX-99.n.1.i

AMENDED AND RESTATED

APPENDIX A

TO THE IVY VARIABLE INSURANCE PORTFOLIOS

RULE 18F-3 MULTI-CLASS PLAN

This Amended and Restated Appendix A, as amended April 30, 2024 (“Appendix A”), to the Ivy Variable Insurance Portfolios Rule 18F-3 Plan dated April 28, 2017 (the “Agreement”), is effective as of May 1, 2024, and supersedes any prior Appendix A to the Agreement.

Ivy Variable Insurance Portfolios	Share Class
Macquarie VIP Asset Strategy Series	Standard Class Service Class
Macquarie VIP Balanced Series	Service Class
Macquarie VIP Core Equity Series	Service Class
Macquarie VIP Corporate Bond Series	Service Class
Macquarie VIP Energy Series	Standard Class Service Class
Macquarie VIP Global Growth Series	Service Class
Macquarie VIP Growth Series	Service Class
Macquarie VIP High Income Series	Standard Class Service Class
Macquarie VIP International Core Equity Series	Standard Class Service Class
Macquarie VIP Limited-Term Bond Series	Service Class
Macquarie VIP Mid Cap Growth Series	Standard Class Service Class
Macquarie VIP Natural Resources Series	Service Class
Macquarie VIP Pathfinder Aggressive Series	Service Class
Macquarie VIP Pathfinder Conservative Series	Service Class
Macquarie VIP Pathfinder Moderate Series	Service Class
Macquarie VIP Pathfinder Moderate – Managed Volatility Series	Service Class
Macquarie VIP Pathfinder Moderately Aggressive Series	Service Class
Macquarie VIP Pathfinder Moderately Aggressive – Managed Volatility Series	Service Class
Macquarie VIP Pathfinder Moderately Conservative Series	Service Class
Macquarie VIP Pathfinder Moderately Conservative – Managed Volatility Series	Service Class
Macquarie VIP Science and Technology Series	Standard Class Service Class
Macquarie VIP Smid Cap Core Series	Service Class
Macquarie VIP Small Cap Growth Series	Standard Class Service Class
Macquarie VIP Value Series	Service Class